SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2014

VolitionRX Limited

 (Exact name of registrant as specified in its charter)

Delaware	000-30402	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1 Scotts Road

#24-05 Shaw Centre

Singapore 228208

(Address of principal executive offices)

(212) 618-1750

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VOLITIONRX LIMITED

Form 8-K

Current Report

ITEM 5.02.

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

On July 1, 2014, Malcolm Lewin (“Mr. Lewin”) resigned from his positions as Chief Financial Officer and Treasurer of VolitionRX Limited, a Delaware corporation (the “Company”).  Mr. Lewin’s resignation as Chief Financial Officer and Treasurer of the Company did not involve any disagreement with the Company on any matter relating to the Company's operations, policies, practices, or otherwise.

On July 1, 2014, Mike O’Connell (“Mr. O’Connell”) was appointed as Chief Financial Officer and Treasurer of the Company to serve until his successor is duly appointed.  On July 1, 2014, Mr. O’Connell accepted such appointment.

The biography for Mr. O’Connell is set forth below:

MIKE O’CONNELL.  Mr. Mike O’Connell is a qualified chartered accountant having trained with Ernst & Young in London.  Mr. O’Connell started to work in the field of growing technology companies when he became CFO of the UK based systems integrator Pacific Group Plc (“Pacific”).  After the successful sale of Pacific, Mr. O’Connell set up his own consultancy to support investors and fast growing technology businesses – Isosceles Finance Limited (“Isosceles”), by providing finance and accounting infrastructure, CFO and corporate advisory services. Isosceles works with some of the fastest growing businesses in the UK and North America such as Metapack and InsightSoftware.com as well as with publicly quoted businesses such as Digital Barriers Plc and Nomad Digital Plc in the UK. Mr. O’Connell was appointed to serve a Chief Financial Officer and Treasurer because of his extensive financial and accounting knowledge.

Family Relationships

There is no family relationship between Mr. O’Connell and any of the Company’s other directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED

Date: July 1, 2014	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President